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          [LOGO OF INTERNATIONAL CABLETEL INCORPORATED APPEARS HERE]


                                                           FOR IMMEDIATE RELEASE



     INTERNATIONAL CABLETEL INCORPORATED FILES CLAIM IN THE U.S. DISTRICT
                    COURT AGAINST LE GROUPE VIDEOTRON LTEE


     New York, New York (December 19, 1996). International CableTel Incorporated (NASDAQ: ICTL) ("CableTel") announced today that it has filed a multiple count lawsuit in the U.S. District Court for the Southern District of New York against Le Groupe Videotron, Ltee and one of its subsidiaries ("GVL").

     The lawsuit stems from GVL's sale to Bell CableMedia Plc of its interest in Videotron Plc, a UK based telephony and cable company. In the lawsuit, CableTel is seeking damages in connection with GVL's failure to negotiate exclusively with CableTel in the sale of GVL's interest in Videotron after having agreed to do so.



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For further information contact:  Michael A. Peterson, Director-Corporate
-------------------------------
Development or Richard J. Lubasch, Senior Vice President-General Counsel at
(212)906-8440.

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